Exhibit 99.1

news release
Contact: Domenick Cama
(973) 924-5105
dcama@myinvestorsbank.com

New Investors Bancorp, Inc. Announces Federal Reserve Bank Approval of Second Step Conversion

Short Hills, N.J. – (PR NEWSWIRE) – February 25, 2014 – Investors Bancorp, Inc. (NASDAQ: ISBC) (“Old Investors Bancorp”), the holding company for Investors Bank (the “Bank”), announced that New Investors Bancorp, Inc. (“New Investors Bancorp”), a newly formed Delaware corporation and the proposed new holding company of the Bank, received approval from the Federal Reserve Bank of New York to become a bank holding company by acquiring 100 percent of the shares of the Bank, and the application by Investors Bancorp, MHC to convert from mutual to stock form.

New Investors Bancorp anticipates initiating the subscription offering in late March 2014. The shares of common stock are first being offered on a best efforts basis in a subscription offering to eligible depositors of the Bank and to the tax-qualified employee benefit plans of the Bank, as described in the registration statement. Eligible depositors and tax-qualified employee benefit plans have priority rights to buy all of the shares offered. Any shares of common stock not purchased in the subscription offering may be offered to the public in a firm commitment underwritten public offering.

After completion of the conversion and offering, New Investors Bancorp will own all of the outstanding common stock of the Bank and Investors Bancorp, MHC and Old Investors Bancorp will cease to exist. The common stock of New Investors Bancorp is expected to trade on the NASDAQ Global Select Market under the same trading symbol “ISBC.” The conversion remains subject to approval by the Company’s stockholders (including a vote of stockholders other than MHC) and the depositors of the Bank.

About the Company
Investors Bancorp, Inc. is the holding company for Investors Bank, which as of December 31, 2013 operated from its corporate headquarters in Short Hills, New Jersey and 129 branch offices located throughout New Jersey and New York.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates, risks relating to acquisitions and the integration of acquired businesses, credit risk management, asset-liability management; those risks are further described in our SEC filings.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the

Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by the prospectus when accompanied by a stock order form. The shares of common stock of New Investors Bancorp, Inc. are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

New Investors Bancorp has filed a prospectus and a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Investors and stockholders of Old Investors Bancorp are urged to read the prospectus and the proxy statement/prospectus because those documents contain important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Old Investors Bancorp and New Investors Bancorp free of charge at the Securities and Exchange Commission’s website, www.sec.gov.

The directors, executive officers, and certain other members of management and employees of Old Investors Bancorp are participants in the solicitation of proxies in favor of the conversion from the stockholders of Old Investors Bancorp. Information about the directors and executive officers of Old Investors Bancorp is included in the prospectus filed with the Securities and Exchange Commission.